                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement  [ ]  Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Netrix Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                                     [logo]

                              NETRIX CORPORATION
                         13595 Dulles Technology Drive
                           Herndon, Virginia  20171

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         ON TUESDAY, OCTOBER 13, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netrix Corporation, a Delaware corporation (the "Company"), will be held on October 13, 1998 at 13595 Dulles Technology Drive, Herndon, Virginia, at 2:00 p.m., local time (the "Annual Meeting"), to consider and act upon the following matters:

     1.   To elect two Class III Directors to serve for the ensuing three years.

     2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     Stockholders of record at the close of business on August 26, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting.

                              By Order of the Board of Directors,

                              /s/ David Sylvester

                              David Sylvester, Secretary

Herndon, Virginia
September 11, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              NETRIX CORPORATION
                         13595 Dulles Technology Drive
                           Herndon, Virginia  20171

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Netrix Corporation (the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on October 13, 1998 and at any adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report on 10-K and Form 10-K/A for the fiscal year ended December 31, 1997 was mailed to stockholders, along with these proxy materials, on or about September 11, 1998.

     Copies of the exhibits to the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission will be furnished to any stockholder upon written request and payment of an appropriate processing fee to Investor Relations, Netrix Corporation, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

VOTES REQUIRED AND TABULATION OF VOTES

     At the close of business on August 26, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 11,450,654 shares of common stock, $.05 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     Under the Company's Amended and Restated By-laws, the holders of a majority of the votes represented by the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of July 31, 1998, regarding the beneficial ownership of shares of the Company's Common Stock by
(i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and director nominee, (iii) the Named Executive Officers (as defined in the Summary Compensation Table below), and (iv) all directors and executive officers of the Company as a group:

                                           NUMBER OF SHARES   PERCENTAGE OF
                                             BENEFICIALLY      COMMON STOCK
            BENEFICIAL OWNER                   OWNED(1)       OUTSTANDING(2)
-----------------------------------------  -----------------  --------------

5% STOCKHOLDERS (3)

Kopp Investment Advisors                      606,813 (4)            5.3 %
  6600 France Avenue South
  Suite 672
  Edina, MN  55435

New Enterprise Associates,                    782,009 (5)             6.8
  Limited Partnerships
  1119 St. Paul Street
  Baltimore, MD  21202

Dimensional Fund Advisors, Inc.               548,600 (6)             4.8
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA  90401

DIRECTORS

Lynn C. Chapman                               113,076 (7)               *

Arthur J. Marks                               797,039 (8)             7.0

V. Orville Wright                              35,696 (9)               *

William T. Rooker, Jr.                         12,060 (10)              *

John F. Burton                                  9,000 (11)              *

OTHER NAMED EXECUTIVE OFFICERS

Richard D. Rose                                13,750                   *

J. Gerard Cregan                               37,035                   *

G. Brent Wilson                                45,160 (12)              *

Karl W. Finkelnburg                            40,037 (13)              *


                                           NUMBER OF SHARES   PERCENTAGE OF
                                             BENEFICIALLY      COMMON STOCK
            BENEFICIAL OWNER                   OWNED(1)       OUTSTANDING(2)
-----------------------------------------  -----------------  --------------

Charles W. Stein                               22,233                   *

All Directors and executive officers as
  a group (10 persons)                      1,121,356 (14)            9.6



------------------------
 *   Less than 1%

(1) The number of shares of Common Stock beneficially owned by each person or entity known by the Company to own beneficially more than 5% of the outstanding voting stock is determined under the rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after July 31, 1997 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Number of shares deemed outstanding includes 11,450,654 shares outstanding as of July 31, 1998 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after July 31, 1998.

(3) Based on a Schedule 13G dated August 12, 1998, Gilder, Gagnon, Howe & Co., located at 1775 Broadway, 26th Floor, New York, NY 10019, beneficially owns 992,150 shares of Common Stock, which would equal 8.7% of the Common Stock outstanding as of July 31, 1998.

(4)  This information is based on a Schedule 13G dated February 12, 1998.

(5) This information is based on a Schedule 13G for New Enterprise Associates IV, Limited Partnership ("NEA IV") dated February 17, 1998. Includes 582,009 shares held by NEA IV and 200,000 shares held by New Enterprise Associates V, Limited Partnership ("NEA V"). NEA IV and NEA V are affiliated limited partnerships.

(6)  This information is based on a Schedule 13G dated February 10, 1998.

(7) Consists of 113,076 shares issuable upon exercise of outstanding stock options held by Mr. Chapman, which are exercisable within 60 days after July 31, 1998.

(8) Includes 582,009 shares held by NEA IV and 200,000 shares held by NEA V. NEA IV and NEA V are affiliated limited partnerships. Mr. Marks is a general partner of the general partner of New Enterprise Associates IV, Limited Partnership and of the general partner of New Enterprise
     Associates V, Limited Partnership. Mr. Marks disclaims beneficial ownership of such shares. Also includes 15,030 shares issuable upon the exercise of outstanding stock options held by Mr. Marks, which are exercisable within 60 days after July 31, 1998.

(9) Includes 20,666 shares held by V. Orville Wright TTEE. Also includes 15,030 shares issuable upon the exercise of outstanding stock options held by Mr. Wright, which are exercisable within 60 days after July 31, 1998.

(10) Includes 12,060 shares issuable upon the exercise of outstanding stock options held by Mr. Rooker, which are exercisable within 60 days after July 31, 1998.

(11) Consists of 9,000 shares issuable upon the exercise of outstanding stock options held by Mr. Burton, which are exercisable within 60 days after July 31, 1998.

(12) Includes 44,884 shares issuable upon the exercise of outstanding stock options held by Mr. Wilson, which are exercisable within 60 days after July 31, 1998.

(13) Includes 8,067 shares issuable upon the exercise of outstanding stock options held by Mr. Finkelnburg, which are exercisable within 60 days after July 31, 1998.

(14) Includes and excludes shares as indicated in footnotes (6) through (13) above. Also includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days after July 31, 1998 held by other executive officers.


                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation, as amended, provides that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently authorized two Class I Directors, two Class II Directors and three Class III Directors. There are currently one Class I Director, whose term expires at the 1999 Annual Meeting of Stockholders, one Class II Director, whose term expires at the 2000 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 1998 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). The current Class II Director has indicated that he will resign from the Board of Directors in October 1998 and one Class III Director has declined to stand for reelection as a Director of the Company. It is currently expected that the Board, in conjunction with its Nominating Committee, will identify suitable candidates and fill the one
Class I, two Class II and one Class III vacancies at some time after the Annual Meeting.

  Mr. Burton and Mr. Chapman, current Class III Directors whose terms expire in 1998, will stand for reelection as Class III Directors of the Company. The persons named in the enclosed proxy will vote to elect Mr. Burton and Mr. Chapman as Class III Directors unless authority to vote for the election of any such nominee is withheld by marking the proxy to that effect. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors Mr Burton and Mr. Chapman. The Class III Directors will be elected to hold office until the 2001 Annual Meeting of Stockholders, holding office until his successor is duly elected and qualified. The enclosed proxy may not be voted for more than one Director. The nominees have indicated their willingness to serve, if elected, but if any nominee should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS AND NOMINEES

     The following table sets forth, for each Director of the Company (including the nominees for Class III Director), his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other publicly held corporations of which he serves as a director and the year during which he first became a Director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of July 31, 1998 appears under the heading "Beneficial Ownership of Common Stock."

           NOMINEES FOR CLASS III DIRECTORS (TERM TO EXPIRE IN 2001)

NAME, OFFICES AND POSITIONS WITH
THE COMPANY, PRINCIPAL OCCUPATION,                            FIRST BECAME A
BUSINESS EXPERIENCE AND DIRECTORSHIPS                AGE         DIRECTOR
-------------------------------------                ---     ----------------
John F. Burton                                        47           1995

Since March 1997, Mr. Burton has been managing director of Updata Group, an investment banking firm. From October 1996 to March 1997, Mr. Burton was managing director of Burton Technology Partners, a technology investment and consulting company. From September 1995 to September 1996, Mr. Burton was the
President and Chief Executive Officer of NatSystems Inc., a client server software company. From February to August 1995, Mr. Burton was an independent consultant. Mr. Burton was employed by Legent Corporation, a systems management software company, from 1989 through 1995, as President and Director, and from 1992 through 1995 as Chief Executive Officer. Mr. Burton was a cofounder of
Business Software Technology in 1984, which was acquired by Legent Corporation in 1989. He is currently a director of Banyan Systems Inc., a networking software company, Mapinfo Corp., a desktop mapping software company, and Axent
Technologies Inc., a network security company and Network Imaging Inc..

Lynn C. Chapman                                       45           1997

Since February 1997, Mr. Chapman has been the President and Chief Executive
Officer and a Director of the Company.  From November 1992 to January 1997,
Mr. Chapman served as a Vice President of the Company, including Vice President of Engineering and Vice President of Network Products. From 1991 to 1992,
Mr. Chapman served as Director of Engineering for the Telecommunications
Division of Data General Corporation and from 1989 to 1991, Mr. Chapman served as Director of Marketing for Data General Corporation.

                               CLASS I DIRECTOR

NAME, OFFICES AND POSITIONS WITH
THE COMPANY, PRINCIPAL OCCUPATION,                            FIRST BECAME A
BUSINESS EXPERIENCE AND DIRECTORSHIPS                AGE         DIRECTOR
-------------------------------------                ---     ----------------
William T. Rooker, Jr.                                64           1994

Mr. Rooker has been a Director of the Company since July 1994. Mr. Rooker retired from IBM Corporation ("IBM") at the end of 1992 after 37 years of service and has since served as a private consultant. During his tenure at IBM he held a variety of marketing and executive management positions. From 1974 to 1990, Mr. Rooker was Vice President and General Manager of Federal Marketing
Programs at IBM and from 1990 to 1992 he was Corporate Director of Government
Relations at IBM.

                               CLASS II DIRECTOR

NAME, OFFICES AND POSITIONS WITH
THE COMPANY, PRINCIPAL OCCUPATION,                            FIRST BECAME A
BUSINESS EXPERIENCE AND DIRECTORSHIPS               AGE          DIRECTOR
-------------------------------------               ---     ------------------
V. Orville Wright                                    78            1991

Mr. Wright has been a Director of the Company since 1991. From 1975 to 1985, he served as President and Chief Operating Officer of MCI Communications
Corporation ("MCI") and from 1987 to 1991 as Vice Chairman and Co-Chief
Executive Officer of MCI. From 1985 to 1987, Mr. Wright served as Vice Chairman of MCI. Mr. Wright has also held senior executive positions at IBM, RCA
Corporation, Amdahl Corporation and Xerox Corporation. Mr. Wright serves as director of Calpine Corporation, an independent power producing company.

                              CLASS III DIRECTOR

NAME, OFFICES AND POSITIONS WITH
THE COMPANY, PRINCIPAL OCCUPATION,                            FIRST BECAME A
BUSINESS EXPERIENCE AND DIRECTORSHIPS               AGE          DIRECTOR
-------------------------------------               ---     ------------------
Arthur J. Marks                                      54            1987

Mr. Marks has been a Director of the Company since 1987.  He has been a General
Partner of New Enterprise Associates, a venture capital firm, since 1984.  Mr.
Marks serves as director of Progress Software Corp., an application development software company, Platinum Software Corp., an enterprise software company, and Object Design Corp., a software company.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met three times during 1997, to review the effectiveness of the accountants during the annual audit, to discuss the Company's internal accounting control policies and procedures and to consider and recommend the selection of the Company's independent accountants. The current members of the Audit Committee are Messrs. Marks and Wright.

     The Company also has a standing Compensation Committee of the Board of Directors, which makes recommendations to the Board regarding the executive and employee compensation programs of the Company and administers the Company's stock option and other employee stock plans. The Compensation Committee did not meet during 1997. The current members of the Compensation Committee are Messrs. Rooker and Marks. See "Report of the Compensation Committee" below.

     The Company has a standing Nominating Committee of the Board of Directors, which makes recommendations to the Board regarding qualified candidates for nomination to the Board. The Nominating Committee will consider nominees recommended by stockholders who submit such recommendations in writing prior to the time stockholder proposals are due to be submitted for inclusion in proxy materials. The current members of the Nominating Committee are Messrs. Marks and Wright. The Nominating Committee did not meet during 1997.

     The Board of Directors met nine times during 1997. Each Director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

     Each member of the Board of Directors who is not an employee of the Company is paid a retainer of $12,000 per year plus $250 for each day of attendance of a meeting of the full Board or any committee thereof (other than the Executive Committee) and $500 for each day of attendance of a meeting of the Executive Committee. In addition, the Company reimburses all of its Directors for all reasonable expenses incurred by them in connection with their attendance at Board or committee meetings.

     Pursuant to the Company's 1992 Director Stock Option Plan, each of Messrs. Coit, Marks and Wright were granted an initial option to purchase 9,000 shares of Common Stock with an exercise price of $12.75 per share on October 1, 1992. On July 20, 1994, Mr. Rooker was granted an initial option to purchase 9,000 shares of Common Stock with an exercise price of $4.00 per share and on May 31, 1995, Mr. Burton was granted an initial option to purchase 9,000 shares of Common Stock with an exercise price of $7.13 per share. Each option vests in three equal installments beginning on the first anniversary of the date of grant. Under the 1992 Director Stock Option Plan, additional options to purchase 9,000 shares of Common Stock are automatically granted at fair market value on the date three years after grant of the initial option. On October 1, 1995, each of Messrs. Coit, Marks and Wright received an option to purchase 9,000 shares of Common Stock with an exercise price of $4.69 per share. On July 21, 1997, Mr. Rooker was granted an option to purchase 9,000 shares of Common Stock with an exercise price of $2.19 per share. On May 31, 1998, Mr. Burton was granted an option to purchase 9,000 shares of Common Stock with an exercise price of $2.75 per share.

                      COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation. The following table sets forth the compensation for the last three fiscal years of the Company's former Chief Executive Officer, the Company's current Chief Executive Officer and the Company's other four most highly compensated executive officers (other than the Chief Executive Officer) whose total salary and bonus exceeded $100,000, for the year ended December 31, 1997 (together, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                  Annual Compensation                       Compensation
Name and Principal                          ----------------------------------------     -------------------
Position                            Year     Salary(s)    Bonus($)     Other(1)(2)        Awards Options (#)
-------------------------------  ---------  -----------  ----------  ---------------     -------------------

Charles W. Stein(3)............     1997       225,592          --           693                     --
 Former President and Chief         1996       204,789          --         1,125                150,000
 Executive Officer                  1995       203,542      22,710            --                 60,000

Lynn C. Chapman(4).............     1997       156,546      21,750         2,375                 29,000
  President and Chief               1996       140,578          --         1,125                 75,000
  Executive Officer                 1995       141,928      11,355            --                 25,000

Richard D. Rose (5)............     1997       120,000       4,000            --                 45,000
  Vice President, Finance           1996            --          --            --                     --
  and Chief Financial Officer       1995            --          --            --                     --

J. Gerard Cregan...............     1997       115,946       9,063            --                  9,000
  Vice President, Operations        1996       143,948          --            --                 50,000
                                    1995       147,744      11,355            --                 25,000

G. Brent Wilson................     1997       114,815      14,500            --                 12,000
  Vice President                    1996       109,701          --            --                 25,000
  Engineering Services              1995        96,796          --            --                 20,000

Karl W. Finkelnburg............     1997       197,230          --         1,544                 13,000
  Vice President, Sales             1996       219,180          --           750                  7,000
  American Operations               1995       366,356          --            --                     --

_____________________
(1)   Represents matching 401(k) plan contributions by the Company.

(2) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for the Named Executive Officer for such year.

(3) Mr. Stein resigned as President and Chief Executive Officer of the Company and was elected to serve as Chairman of the Board of Directors of the Company in January 1997. He resigned as Chairman of the Board of Directors of the Company in March 1997.

(4) Mr. Chapman became President and Chief Executive Officer of the Company in February 1997.

(5) Mr. Rose joined the Company as Chief Financial Officer in October 1997. Salary amount represents annualized compensation.

     Option Grants. The following table summarizes option grants during the year ended December 31, 1997 to the Named Executive Officers:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                             PERCENT
                                            OF TOTAL
                              NUMBER OF      OPTIONS                                                POTENTIAL REALIZABLE VALUE
                              SECURITIES     GRANTED                                                  AT ASSUMED ANNUAL RATES
                              UNDERLYING        TO                                                  OF STOCK PRICE APPRECIATION
                               OPTIONS      EMPLOYEES     EXERCISE       MARKET                         FOR OPTION TERM (C)
                               GRANTEDV     IN FISCAL       PRICE       ($/SHARE)     EXPIRATION    ----------------------------
NAME                            (#)(A)         YEAR       ($/SHARE)        (B)           DATE        0%($)     5%($)     10%($)
---------------------------   ----------   -----------   -----------   -----------   ------------   -------   -------   --------
Charles W. Stein...........        --           --             --            --              --       --           --         --
Lynn C. Chapman............    29,000(D)       7.3%         $2.33         $2.33         3/12/07       --      $42,494   $107,689
Richard D. Rose............    45,000(E)      11.3           1.63          1.63        11/20/07       --       46,129    116,901
J. Gerard Cregan...........     9,000(D)       2.3           2.33          2.33         3/12/07       --       13,188     33,421
G. Brent Wilson............    12,000(D)       3.0           2.33          2.33         3/12/07       --       17,584     44,561
Karl W. Finkelnburg........    13,000(D)       3.3           2.33          2.33         3/12/07       --       19,049     48,274
------------------

(A) Under the terms of the Company's incentive stock option plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of the outstanding options and to reprice the options. The options were granted for a term of 10 years, subject to earlier termination in the event of termination of employment. The options were granted with tandem tax withholding rights.

(B)  Equals fair market value of Common Stock on the date of grant.

(C) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the date of grant to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
     Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the date on which the options are exercised.

(D) Options were granted on March 11, 1997, and become exercisable in equal monthly installments on the 11th day of each calendar month following the date of grant, with full vesting occurring on the fifth anniversary date.

(E) Options were granted on November 19, 1997, and became exercisable in equal monthly installments on the 19th day of each calendar month following the date of grant with full vesting occurring on the fifth anniversary date.

     Option Exercises and Year-End Values. The following table summarizes option exercises during the year ended December 31, 1997 by the Named Executive Officers and the value of the unexercised options held by such persons at the end of December 31, 1997:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                         SHARES                NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                        ACQUIRED                     UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                           ON       VALUE           AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                        EXERCISE   REALIZED    -------------------------------   --------------------------
NAME                      (#)         ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
---------------------  ---------  ----------   -------------   ---------------   -----------  -------------

Charles W. Stein.....    44,048    $(13,743)       91,327          101,625            --           --
Lynn C. Chapman......        --          --        66,996           74,004            --           --
Richard D. Rose......        --          --           750           44,250            --           --
J. Gerard Cregan.....        --          --        65,425           42,658            --           --
G. Brent Wilson......        --          --        31,247           36,779            --           --
Karl W. Finkelnburg..        --          --         4,325           16,175            --           --
----------------

(1) Value is based on the closing sales price of the Company's Common Stock on December 31, 1997 ($1.06), the last trading day of 1997, less the applicable option exercise price.

Option Repricing

     The following table sets forth certain information concerning all repricings of options held by any executive officer of the Corporation since October 24, 1996 (the date on which the Corporation became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

                           10-YEAR OPTION REPRICINGS

                                         Number of     Exercise Price                     Length of Original
                                           Shares       per Share at                          Option Term
                                         Subject to        Time of        New Exercise     Remaining at Date
                                           Option       Repricing or    Price Per Share    of Repricing or
   Executive Officer           Date     Repriced (#)    Amendment ($)        ($)(1)            Amendment
--------------------------  ---------  --------------  ---------------  ----------------  -------------------
Stephen J. Byars.........     7/11/97             730            $5.75             $2.33       5.9 years
                              7/11/97          10,000             4.13              2.33       8.3 years
                              7/11/97           4,000             7.87              2.33       8.9 years
                              7/11/97          19,000             3.25              2.33       9.7 years
Lynn C. Chapman..........    12/17/97           5,000             5.75              2.33       5.4 years
                             12/17/97          10,000             6.25              2.33       6.4 years
                             12/17/97          10,000             8.69              2.33       7.2 years
                             12/17/97          15,000             2.56              2.33       7.5 years
                             12/17/97          72,000             4.75              2.33       8.3 years
                             12/17/97          29,000             3.25              2.33       9.3 years
Nicholas Doyle...........     7/11/97           5,000             5.13              2.33       8.2 years
                              7/11/97           8,833             4.13              2.33       8.3 years
                              7/11/97           2,000             7.87              2.33       9.7 years
                              7/11/97           7,000             3.25              2.33      10.8 years
J. Gerard Creegan........     7/11/97           2,083             1.68              2.33      3.8  years
                              7/11/97           5,000             6.72              2.33       4.5 years
                              7/11/97           8,000             5.75              2.33       5.9 years
                              7/11/97           9,000             6.25              2.33       6.8 years
                              7/11/97          10,000             8.69              2.33       7.6 years
                              7/11/97          15,000             2.56              2.33       8.2 years
                              7/11/97          50,000             4.75              2.33       8.7 years
                              7/11/97           9,000             3.25              2.33       9.7 years


                                         Number of     Exercise Price                     Length of Original
                                           Shares       per Share at                          Option Term
                                         Subject to        Time of        New Exercise     Remaining at Date
                                           Option       Repricing or    Price Per Share    of Repricing or
   Executive Officer           Date     Repriced (#)    Amendment ($)        ($)(1)            Amendment
--------------------------  ---------  --------------  ---------------  ----------------  -------------------

Karl W. Finkelnburg......     7/11/97           7,500             7.87              2.33       8.9 years
                              7/11/97          13,000             3.25              2.33       9.7 years
Glenn Hunt...............     7/11/97           2,075             5.75              2.33       5.9 years
                              7/11/97           1,500             6.25              2.33       6.8 years
                              7/11/97          12,000             4.13              2.33       8.3 years
                              7/11/97           2,500             7.87              2.33       8.9 years
                              7/11/97          18,000             3.25              2.33       9.7 years
Damon W. Kenison.........     7/11/97           1,724             5.75              2.33       5.9 years
                              7/11/97           2,000             6.25              2.33       6.8 years
                              7/11/97           8,000             4.13              2.33       8.3 years
                              7/11/97           5,500             7.87              2.33       8.9 years
                              7/11/97           2,390             3.25              2.33       9.7 years
Steven J. Rebovich.......     7/11/97           8,000             5.13              2.33       8.2 years
                              7/11/97           7,000             4.13              2.33       8.3 years
                              7/11/97           2,000             7.87              2.33       8.9 years
                              7/11/97          17,000             3.25              2.33       9.7 years
G. Brent Wilson..........     7/11/97           1,666             1.68              2.33       3.7 years
                              7/11/97           6,360             5.75              2.33       5.9 years
                              7/11/97           3,000             6.25              2.33       6.8 years
                              7/11/97          20,000             4.13              2.33       8.3 years
                              7/11/97          25,000             4.75              2.33       8.7 years
                              7/11/97          12,000             3.25              2.33       9.7 years

(1) The exercise price per share is equal to 120% of the market price per share of the Common Stock at the time of the repricing.



                                 REPORT OF COMPENSATION COMMITTEE
                                 ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee Directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation with respect to the Company's executive officers and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. This report is submitted by the Committee and addresses the Company's policies for 1997 as they apply to the President and Chief Executive Officer of the Company and the other four Named Executive Officers.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     . To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

     . To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

     . To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program typically consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs that are generally available to all employees of the Company, such as life insurance benefits, the Company's Employee Stock Purchase Plan and medical and 401(k) savings plans.

Base Salary

     At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Corporation's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Annual and Long-Term Incentive Compensation

     The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. At the beginning of each year, the Committee typically establishes target annual bonuses for each executive officer, which the executive will receive if the Company achieves its target net income for the year. Cash bonuses are then paid monthly based upon the Company's ongoing financial performance on a monthly and year-to-date basis. In addition, the Company's sales personnel receive a monthly commission based on sales bookings for the month and their relationship to targeted annual bookings. The Committee established cash bonus targets for 1997 and payments were made to executive officers based on revenues and net income of the Company for 1997.

     The Company's stock option plan is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a five-year period in order to encourage key employees to continue in the employ of the Company.

Benefits

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Retirement Savings Plan on the same basis as other full-time employees of the Company. The Company's 1992 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1997 for any of the Named Executive Officers.

SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 1997, Mr. Chapman, the Company's President and Chief Executive Officer, received salary compensation of $156,546 and a bonus compensation of $21,750.

OPTION REPRICING

     As noted above, the Board of Directors of the Company uses stock options as a significant element of the compensation package of executive officers, because they align the motivations and rewards of executive officers with those of the Company's stockholders and because of the important retentive value served by the vesting schedule of the options. The Board of Directors believes that for these same reasons, stock options are a critical component of the compensation package of all key employees of the Company. Moreover, in light of the intense competition among companies for highly skilled high technology, sales and managerial personnel, the Board of Directors believes that it is extremely difficult to attract and retain high quality employees without a meaningful stock option package to offer such employees.

     The market value of the Common Stock of the Company, which reached $20.00 per share in January 1993, generally moved between about $5.00 per share to $10.00 per share from February 1993 to February 1997, steadily decreased to $1.80, and generally hovered around $2.00 and $4.00 per share during late May and June 1997. As a result of this decline, virtually all of the outstanding stock options of the Company had exercise prices in excess of the market value of the Common Stock. After several meetings and discussions with members of management, the Board of Directors concluded that the motivational and retentive value of the outstanding stock options of the Company had been significantly diminished, and that it was critical for the Company to restore the value of outstanding stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's growth strategies.

     Accordingly, on July 11, 1997, the Board of Directors approved a stock option exchange program, pursuant to which employees of the Company holding stock options under the Company's 1992 Stock Option Plan and 1996 Stock Option Plan were given the opportunity to exchange the unexercised portion of such options for new options covering an equal number of shares and having an exercise price of $2.33 per share (120% of the fair market value of the Common Stock on such date). Other than the exercise price and a blackout period for exercise, these new options had the same terms as the options cancelled in exchange therefor.

     In its deliberations over whether to authorize this stock option exchange program, the Committee and the Board of Directors considered at length the potential disadvantages of such an exchange program, including its dilutive effect on, and possible negative reactions among, the existing stockholders of the Company. While fully cognizant of the potential disadvantages of the stock option exchange program, it was the conclusion of the Board of Directors that, given the dependence of the Company on skilled employees and the intense competition for such employees, the Company could not realistically hope to implement its new business strategies and return to profitability unless the stock option exchange program was implemented.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of
Section 162(m). Based on the compensation awarded to the executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.


                              COMPENSATION COMMITTEE
                              Arthur J. Marks
                              William T. Rooker, Jr.

CHANGE IN CONTROL ARRANGEMENTS

     The Board of Directors has adopted an Employee Retention Policy which provides that, in the event of a change in control of the Company, (i) Messrs. Chapman and Wilson shall receive severance pay equal to the last twelve months compensation if within one year after such a change in control such executive is terminated other than for cause, his compensation is substantially reduced, or he is forced to relocate to a new area; (ii) acceleration of one half of the unvested stock options under the 1992 Stock Option Plan for options granted initially to Messrs. Chapman and Wilson in March 1996; and (iii) acceleration of the unvested non-statutory stock options under the 1992 Stock Option Plan for the non-statutory stock options granted to Messrs. Chapman and Wilson in September 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Arthur J. Marks and
William T. Rooker, Jr. No member of the Compensation Committee was at any time during 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares cumulative total stockholder return on the Company's Common Stock during the period from September 21, 1992 (the date on which the Company's Common Stock was first registered under the Exchange Act) through December 31, 1997 with the cumulative total return over the same period of (i) the Russell 2000 Index and (ii) a peer group of publicly-traded companies* selected by the Company for purposes of this comparison (the "Peer Group"). This graph assumes the investment of $100 at the close of trading on September 21, 1992 in the Company's Common Stock, the Russell 2000 Index and the Peer Group and assumes reinvestment of dividends. Measurement points are at September 21, 1992, December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997.

                        COMPARATIVE STOCKHOLDER RETURNS

            NETRIX CORPORATION, RUSSELL 2000 INDEX AND PEER GROUP*

              (Performance results from 9/21/92 through 12/31/97)

                      [ PERFORMANCE CHART APPEARS HERE ]


                             1992          1993          1994          1995          1996          1997
--------------------------------------------------------------------------------------------------------
NETRIX                     $100.00        $25.63        $46.25        $23.13        $23.75         $5.31
--------------------------------------------------------------------------------------------------------
Russell 2000               $100.00       $118.91       $116.74       $149.94       $174.67       $213.73
--------------------------------------------------------------------------------------------------------
Peer Group                 $100.00       $119.52       $132.81       $227.31       $318.26       $379.75
--------------------------------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Netrix common stock, Russell 2000, and Peer Group.

* Cumulative total return assumes reinvestment of dividends.

                                    Source:  Frank Russell Company
_______________

* The Peer Group includes the following companies: Cisco Systems, Inc. (CSCO), CrossComm Corporation (XCOM), Network Equipment Technologies, Inc. (NWK), Newbridge Networks Corporation (NNCXF), Northern Telecom, Inc. (NT), Proteon, Inc. (PTON), StrataCom, Inc. (STRM), Telematics International, Inc. (TMAX), Bay Networks, Inc. (BNET) and 3Com Corporation (COMS). The stockholder returns of each such company have been weighted to reflect relative stock market capitalization.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since 1987. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.


                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Herndon, Virginia, no later than May 14, 1999, for inclusion in the proxy statement for that meeting.

     In addition, in accordance with recent amendments to Rules 14a-4, 14a-5 and 14a-8 under the Exchange Act, written notice of stockholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 1999 Annual Meeting of Stockholders must be received by the Company on or before July 28, 1998 in order to be considered timely for purposes of Rule 14a-4. The persons designated in the Company's proxy statement and management proxy card will be granted discretionary authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                              By Order of the Board of Directors,

                              /s/ David Sylvester

                              David Sylvester, Secretary

September 11, 1998


     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                          [NETRIX LOGO APPEARS HERE]


NTX66B
                                  DETACH HERE

                                     PROXY

                              NETRIX CORPORATION

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD OCTOBER 13, 19989
                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Lynn
C. chapman and Norman Welsch, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all share of stock of Netrix Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company at 13595 Dulles Technology Drive, Herndon, Virginia, at 2:00 p.m., local time, on October 13, 1998 and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]                                           [SEE REVERSE SIDE]

                          [NETRIX LOGO APPEARS HERE]


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


NTX66A
                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect two Class III Directors to serve for the ensuing three years.
Nominees: John F. Burton and Lynn C. Chapman

                FOR             WITHHELD
                [ ]               [ ]

[ ]
   ---------------------------------------
   For both nominees except as noted above


2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]

3. To transact such other business as my properly come before the meeting or any adjournment thereof.

                        [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

                        [ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------  ---------     ----------------------  ----------
Signature                  Date         Signature               Date

                                                              September 11, 1998



TO OUR SHAREHOLDERS, CUSTOMERS AND EMPLOYEES,

     1997 was a defining year for NETRIX. In 1997, we changed from being a technology-oriented company to being a customer- and market-oriented company. We returned to our roots, focusing our efforts on areas where our products and technology have sustainable competitive advantages, and where the market opportunities are expanding. To do that, we restructured our expenses and our organization, refocused our products, and re-entered the US mainstream market. Our focus is the integration of data and voice over data networks. In 1997, the market opportunity for voice over data products converged nicely with our core competencies and product advantages.

     During 1997, we introduced the Network Exchange 2550, a backbone-switching product that has an internal ATM architecture. In addition, we extended the voice capabilities of our Network Exchange 2210 platform. The combination of these two products allows us to provide complete voice over data solutions.

     Early in 1998, we introduced an Internet Protocol (IP) capability on the 2210 that enables Voice over IP (VoIP). Our strategy to provide a platform that can seamlessly integrate voice and data complements the increased market interest in VoIP. Our flexible architecture has allowed us to enhance our market proven platform to support IP along with other voice over data options, including Voice over Frame Relay and Voice over ATM. In 1997, most companies committed to delivering VoIP solutions late in 1998. We began delivering VoIP to enterprises at the end of March 1998. In addition, we have the benefit of over two years of proven field experience delivering Voice over Frame Relay solutions on the Network Exchange 2210 the same platform that provides Voice over IP.

OPPORTUNITY

     Our immediate goals are to return to profitable growth, and to become one of the top three players in the voice over data market. The winners in this market will be those companies that can demonstrate that their products work in the field and NETRIX expects to be among the leaders of that group. We remain focused on the market segments where we have a sustainable advantage, where the industry trends are in our favor, and where there is a real growth opportunity.

     Our key value proposition and competitive advantage is that we can reduce the cost of voice and data communications while improving network performance and flexibility.

     Over the next twelve to eighteen months, our greatest growth opportunity will be to bring voice and data networking together in existing corporate networks as well as emerging and established service provider networks. Corporate networks currently exist all over the world, and they are well maintained and managed. With the NETRIX products, these networks can quickly and inexpensively be adapted to accommodate high quality voice services as well. We have already begun to see the deployment of packetized voice services in both emerging and

Lynn Chapman, Page 2


established service provider networks. We expect this trend to continue and to accelerate. We believe NETRIX is well positioned to benefit greatly from this trend.

     Because we're one of the first companies to actually have a revenue stream from VoIP, we believe we have unprecedented opportunities to leverage our entire voice over data track record with data companies trying to get into packetized voice, and with traditional voice companies trying to integrate packetized voice and data. At the same time, with proven products and a hot market, we also have a window of opportunity to build strong distribution channels through both partnering, and by strengthening our existing channels.

FINANCIAL REVIEW

     During 1997 we made extensive changes in our operations. We made sharp reductions in staff early in the year, while at the same time refocusing our R&D investments toward the new 2000 Series product family. Our breakeven point was substantially reduced. We made progress in reducing losses and managing inventory over the year, and we still have little debt.

     In April of 1998, we raised just over $2M in additional cash for the Company in a private placement; the net proceeds were approximately $1.8M. These new investors are specifically interested in our new products and in our long-term business direction in the voice over data market. This private placement improved our financial strength and was a milestone on the road to profitable growth.

     In our Q2 announcement, we addressed concerns about our reduced cash availability, including the bank's decision to exclude certain international receivables from our borrowing base. Subsequent to that announcement, we have made progress with the bank and believe that additional receivables will be reinstated that will improve our cash availability. Collections against outstanding receivables have improved since the announcement as well.

     Our primary financial objectives include diligence in managing cash both in controlling expenses and expediting receivables, and continuing our efforts to return the Company to profitable growth.

PROGRESS

     During 1997 and continuing into 1998, we have undertaken important initiatives to carry out our strategies, including expanded marketing and sales efforts, continuing R&D and new product investments, and establishing new alliances and partnerships.

     I am pleased with the technical and marketing progress made during the past year. Our new products are being validated in the marketplace. The Network Exchange 2210 was recently awarded the Editor's Choice award by Internet Telephony magazine. Our marketing programs have generated tremendous interest and thousands of leads. We expect to be able to announce one or more strategic relationship in the next few months, primarily in the form of distribution channels for our products. The voice over data strategy is on target and gaining acceptance.

OUR PERFORMANCE

     Shareholders can measure our near-term performance based on two criteria: shipment of an increasing number of voice/data networks, and significant partnering announcements.

     1998 has been the year for players in this market to demonstrate product operation and performance in the field. Industry predictions are that 1999 will be the year to measure success based on number of voice port shipments. We have made a good start in this area with our Q2

Lynn Chapman, Page 3


1998 results, where we were able to announce shipment of 5,800 analog and digital voice ports in the quarter. This represents an increase of 261% over our shipment rate during the first quarter of 1998.

     In today's networking environment, large manufacturers who control mass channels need to sell end to end solutions. Data networking vendors are trying to get into voice networking, and circuit switched voice equipment vendors are trying to provide packetized voice and data solutions. Our products are able to satisfy both of these requirements. We look to large manufacturers to provide the sales channel we need to increase market share. Our expectation is that we will have several name-brand channels in place by year-end. We expect to be shipping products through these new channels by the beginning of 1999

     By proving high quality performance in the field, and by achieving increasing voice port shipments, NETRIX will be able to build and expand distribution channels that can increase our penetration of the voice over data market.

LOOKING FORWARD

     The voice/data networking market is still very young. The winners are going to be companies that are flexible, quick on their feet and quick to respond to changes in the marketplace: companies like NETRIX.

     Some of the challenges for NETRIX are internal and include the need to increase revenue and continue vigilant cash management. External challenges may include the potential for deregulation, standards changes, and tariffing issues. But even if these threats become reality, we think the trend toward voice over data networking will continue to move forward both domestically and internationally. NETRIX is well positioned to respond to this increasing demand for voice over data solutions in Wide Area Networks whether in corporate networks or service provider networks.

     NETRIX is on the right strategic and operational track. We have successfully re-entered the mainstream market for networking solutions. We have demonstrated the strength of our networking solutions in the most demanding of forums live operational networks. We have done this not by abandoning our traditional strengths, but by building on them and responding quickly to the changing market needs of a demanding communications industry.

     The business environment for NETRIX is as good as it gets. Our destiny is in our control, and it is now up to us to execute. Thank you for your continued support as we work towards achieving our goals.


Sincerely,



Lynn Chapman
President and CEO


     This letter contains forward-looking statements that involve a number of risks and uncertainties, including references to the success of new products and the transition between the sale of old products and the sale of new

Lynn Chapman, Page 4


products. Readers are cautioned that all forward-looking statements are subject to risks and uncertainties, including, without limitation, the timing of new announcements or introductions by the Company and its competitors, the hiring and retention of key employees, competitive pricing pressures, the manufacturing of products, the need for capital, dependence on third parties for manufacturing, components and products, general economic conditions in the United States and international markets, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.